Exhibit 10.21

RENTAL OF NON-RESIDENTIAL PROPERTY CONTRACT No. 1704/1

1.	Union of Czech and Moravian Consumer Co-operatives

Registered Office: U Rajske zahrady 3/1912, Prague 3
Registered No: 00032743
Entered in the register of associations of legal entities of the City of Prague Municipal Authority under the registration no. 9/92
Represented by chairman Ing. Zdenek Juracek and vice-chairman Ing. Vaclav Posik
As the landlord on the first side( further only “the landlord”)

And

2.	Utilipoint s.r.o.

Registered Office: Frantiskanska 502/6 Brno , 602 00
Registered No. 283 05 728
Registered Tax No. CZ 283305728
Entered in the business register of the Brno Regional Court section C, entry 60039
Represented by Director (Gary Michael Vasey)
As the tenant on the second side (further only “the tenant”)

According to the current version of law no.116/1990 concerning the rental of non-residential property conclude the following on the day, month and year below this contract:

I.

Subject of the Contract

1.	The landlord declares that he is the owner of the following property:

- building number 502, 6 Frantiskanska Street, building plot no. 224, Brno registered in the Ownership Document No.263 for Brno-City  district in the Land Registry, Brno.

2.  The landlord further declares that the above mentioned property has no lien rights, easement or other similar limitations or rights of third parties which would prevent the conclusion of this contract, likewise the performance of the rights of the tenant which are covered by this contract.

3. By this contract the landlord permits the rental by the tenant of non-residential property totaling 19.80m2 , located in the building mentioned in para.1. of this section, and located specifically on the 3rd floor of that building (further only “subject of the rental”).
4. The tenant declares that on the day this contract is concluded he is familiar with the state of the subject of the rental and in that state under the conditions outlined below he accepts the rental.

II.

Purpose of Rental

1. The landlord rents to the tenant the subject of the rental exclusively for carrying out:
                            - administrative activities

2. The landlord declares that  the purpose of rental shown in para.1.of this section, is in accordance with the designated use of the building which is the subject of the rental.
The tenant declares that the subject of his activities is not in conflict with this rental contract, specifically that the purpose of rental and the subject of his activities in the rented premises, stated in the subject of the rental will be:
           - production, business and services not shown in appendices 1 to 3 of business licensing law

III.

Rental Payment Amount and Payment Conditions

1.
The rental payment and the regular charge for services provided by the landlord in connection with the subject of the rental amount to 3, 742 CZK per month inc. VAT ( in words three thousand seven hundred and forty two crowns ). A detailed breakdown of the rental payment and regular service charges is shown in attachment no. 1 which is an inseparable part of this contract.

2.
The tenant agrees that the landlord has the unilateral right to increase the rental payment on a yearly basis in line with the rate of inflation (expressed as a percentage) as announced by the Czech Statistical Institute ( i.e. the coefficient corresponds to the rate of increase in retail prices), the increase will be calculated from the previous increase in rent and the landlord is entitled to implement the increase up to 2 calendar months in arrears from the month in which the new inflation rate was announced by the Czech Statistical Institute.

3.
The price of services used by the tenant will be adjusted according to the prices provided by their suppliers and within 30 days after notification of price changes to the landlord. The tenant will be informed of these changes without delay and in written form.

4.
The rent will be paid monthly  on  the basis of an invoice , the invoice will be issued by the landlord on the first day of the month preceding the month for which the rent will be paid. The tenant undertakes to pay the rent by at the latest the 20th day of the preceding month, on that basis the rent will be paid  by bank transfer to the landlord’s account no. 639-111/0100, KB (Komercni Banka) Prague. The date of invoice for tax purposes shall be considered the same as the date of issue.

5.
If the tenant doesn’t pay the amount for rent and services within the agreed time and is more than 15 days late in making payment, the landlord is entitled to terminate this contract with a period of notice of one month, this period being calculated from the date of delivery of notice to the tenant.

6.
In the event of late payment for rent and services the contracted parties agree a contractual penalty  amounting to 0.1% of the amount owed for every day of until payment is made. The contractual penalty shall be paid by the tenant to the landlord’s account  on the basis of a penalty invoice issued by the landlord with payment due within thirty days from the date of issue

IV.

Period of Tenancy and Hand Over and Take Over of the Subject of the Rental

1.	This rental contract relates to a rental for an unspecified period with effect from 01.01. 2009.

2.	The landlord is obliged to hand over the subject of the rental in a state suitable for use as contracted no later than 01.01.2009.

3.	The tenant is obliged to accept the subject of the rental at that time.

4.
 At least two identical copies of “ protocol for the hand over and take over of the subject of the rental” will be prepared in connection with the hand over and take over of the subject of the rental. They will be signed by the landlord and tenant and each  party to the contract  will retain a copy of the protocol.

V.
The Rights and Obligations of the Contracted Parties

1.
The tenant is obliged to use the subject of the rental in accordance with the purpose of the building agreed in this contract. In the event of structural alterations to the subject of the rental the special conditions are agreed  in section VI. of this contract ( Special agreement).

2.
Changes to the subject of the rental including changes to the interior furnishings which belong to the landlord  may only be carried out with the prior written consent of the landlord. The consent of the landlord is also required prior to the installation of any advertising or informational equipment by the tenant.

3.
The tenant may only sublet the subject of the rental or part thereof to a third party on the basis of the prior written permission of the landlord. An attachment to a request for the agreement of the landlord is a proposal for a rental agreement.

4.
The tenant is required to refrain from any activity which would disturb, restrict or put in danger the ownership rights of the landlord and the user rights of other tenants. The tenant is obliged to respect the rules of the building which form appendix no.2 and is an inseparable part of this contract, follow safety and fire precautions in order that the owner of the building does not incur damage. Non compliance with these regulations is considered as a fundamental breach of this contract and will result in termination of the contract on the part of the landlord with a notice period of one month, calculated from the date of delivery of notice.

5.
The tenant is required to look after the subject of the rental in terms of general housekeeping and undertakes to report to the landlord without unnecessary delay  by telephone, fax or in writing any repairs required.

6.
The tenant undertakes to provide at his own expense secure locks for the subject of the rental. Furthermore in the event of keys to the subject of the rental being lost the tenant is obliged to ensure entry to the subject of the rental at his own expense. After every change of key or lock  to the subject of the rental the tenant is obliged to provide the landlord without unnecessary delay one set of keys to the subject of the rental. The landlord will deposit this set of keys in a box or envelope which will be sealed in the presence of the tenant. These keys will only be used by the landlord in exceptional circumstances ( burst pipes, fires etc.). In such circumstances the landlord is obliged to inform the tenant without delay and reseal the keys in his presence.

7.
The tenant is aware and agrees that the landlord is obliged to inform the tenant of any visit to the subject of the rental at least 24 hours in advance and with the presence of the tenant or his appointed representative, with the exception of emergency situations in which case prior notice is not required in order to prevent damage to the subject of the rental as the property of the landlord.

8.
The landlord is obliged to ensure for the tenant, at the prices agreed in appendix no. 1. of this contract services connected with the tenancy (electricity, water and sewerage, heating and water heating, cleaning of communal areas). The tenant shall ensure cleaning of the subject of the rental and waste disposal at his own expense.

9.
The landlord is obliged to maintain at his own expense the subject of the rental in a state in accordance with the agreed (usual) usage, except for minor repairs and general maintenance which the tenant should take care of himself at his own expense. What is considered as minor repairs and general maintenance is agreed in appendix no.3 which is an inseparable part of this contract.

10.	If it is not possible for the subject of the rental to be used to its full extent the landlord is obliged to provide the tenant with a proportionate reduction in rent .

11.
The tenant is obliged to provide the landlord without unnecessary delay with notice of his entry into bankruptcy or any proposal regarding the declaration of insolvency proceedings involving his property. Furthermore the landlord should be informed if the tenant  loses the right to carry out the business activities for which this rental contracted was agreed.

12.
Both parties are obliged to inform each other without unnecessary delay of any changes in their identification or other data required for the fulfillment of this contract, that is company name, registered office, identification number, tax identification number, bank account details, contact details etc.

VI.

Special Conditions

1. Should the tenant request any structural changes to the subject of the rental it is necessary to provide the tenant with a request for his agreement in advance including details of the changes proposed with relevant documentation. Technical structural changes may only be carried out with the prior written permission of the landlord. Non compliance with these regulations is considered to be a fundamental breach of this contract and just cause for termination of contract on the side of the landlord with a notice period of one month, calculated from the date of delivery of notice.

2.
The tenant undertakes to obtain the approval of the relevant Building Authority or other institutions if required, if this is required by the character of the changes requested by the tenant. The landlord is required to offer assistance in this task.

3.
The tenant is aware of and agrees that all structural changes to the subject of the lease  requested and accepted by the landlord according to this contract will be carried out by the tenant solely at his own expense.

4.
The tenant is aware of and agrees that all structural changes to the subject of the lease carried out with the agreement of the landlord which the tenant carried out at his own expense are not the subject of any financial settlement between the parties to the contract either during the period of this rental contract or after its end.

VII.

Responsibility for Damage and Insurance

1.
The landlord declares that he has concluded an insurance contract for the property as a whole, namely only for damage caused by natural causes and responsibility for damage, resulting from ownership of the building. The tenant is aware that any damage caused by his activities are not covered by this insurance contract.

2.
The tenant is obliged to prevent damage and to inform the landlord without unnecessary delay of any hazards or potential hazards already present in the subject of the rental. Non compliance with these responsibilities by the tenant will result in his sole responsibility for any damage caused as a result.

3.	The tenant is obliged to make good any damage caused to the property of the landlord or a third party in good time and at his own expense.

VIII.

End of Rental

1.	The rental is ended when:

-	The written agreement of both parties to the contract
-
 Notice by one of the parties to the contract even without reason with a notice period of 3 months, which is calculated from the first day of the following month in which the written notice was delivered to the other party.

-	Notice on the side of the landlord for reasons shown in the contents of section III. para 5, section V. para.4 and section VI. para.1. of this contract.

2.
The tenant is obliged to hand back the subject of the rental no later than the last day of the validity of the contract, cleared, clean, without rubbish and in the state it was handed over taking into consideration normal usage and including any changes made with the agreement of the landlord.

3.	For hand back and take over of the subject of the rental at end of contract the contents of section IV. Para 4 are also applicable.

4.
Non-compliance with the responsibilities of the tenant with regard to the hand back of the subject of the rental cleared at the latest by the last day of the validity of the contract according to the contents of para 2. of this section, the landlord is entitled to invoice the tenant with a penalty to the amount of  ,-CZK for every day of delay in clearing and handing back the subject of the rental; the contractual penalty is to be paid on the basis of an invoice issued by the landlord with a payment due within 30 days from the date of its issue; this does not preclude the right of the landlord to claim damages resulting from the breach of contract by the tenant described above.

5.
If the tenant  delays the clearance and hand back of the subject of the rental by more than 15 days the landlord is entitled after prior written notice to enter the subject of the rental and clear the property himself with the condition that the costs of clearance and possible storage of the tenant’s property will be invoiced to the tenant.

IX.

Delivery of Correspondence

In cases in which according to the contract or according to current legal regulations  it is necessary to deliver correspondence to the contracted party , the correspondence will be considered to have been delivered to the other party when:
-	The correspondence was delivered to the second party in person or
-	The correspondence was delivered to the second party via the holder of a postal licence, or
-	The correspondence was delivered to the second party via courier service, or
-	The registered correspondence sent via the holder of a postal licence and returned to the sender as undelivered.

X.

Closing Provisions

1.
If any part or parts of this contract are or will be invalid or void this does not effect the remaining contents of the contract which remain valid and in effect. In this case the partners to the contract are obliged to replace the invalid or void parts with new valid or effective content which most closely meets the original intention of the invalid or void content. During the period of correction the civil law of the Czech Republic is applicable.

2.	Both parties to the contract declare that there are no known circumstances which could cause this contract to become invalid or void towards any third party.

3.	All changes and additions to this contract must be carried out in the form of written amendments and become from the date of signature of both parties to the contract.

4.
 Both parties to the contract declare that the contents of this contract correspond to their will, concluded freely, solemnly, explicitly and with understanding and as proof of this, below they put their signatures to the text of the contract.

5.	Both parties to the contract agree to the appendices specified below which form inseparable parts of the contract:
Appendix no.1 – Detailed breakdown of rent and fixed payments for services.
Appendix no. 2 – Rules of the Building
Appendix no. 3 – Description of minor repairs  and general maintenance financed by tenant

6.	This contract is prepared in four identical copies of which two copies will be retained by both parties.

Landlord:	Tenant:
Prague 8.12.2008	Brno 8.12.2008

/s/	/s/
Union of Czech and Moravian Consumer	UtiliPoint, s.r.o.
Co-operatives	Gary Michael Vasey
Ing. Zdenek Juracka
Chairman

/s/
Union of Czech and Moravian Consumer
Co-operatives
Ing. Vaclav Posik
Vice-Chairman

Union of Czech and Moravian Consumer
Co-operatives
U Rajske zahrady 3, 130 00 Prague 3

Appendix no.1

To contract no. 1704/1 concerning the rental of non-residential property dated 8.12.2008
                                                           Between

1.	Union of Czech and Moravian Consumer Co-operatives

Registered Office: U Rajske zahrady 3/1912, Prague 3
Registered No: 00032743
Entered in the register of associations of legal entities of the City of Prague Municipal Authority under the registration no. 9/92
Represented by chairman Ing. Zdenek Juracek and vice-chairman Ing. Vaclav Posik
As the landlord on the first side( further only “the landlord”)

And

2.	Utilipoint s.r.o.

Registered Office: Frantiskanska 502/6 Brno , 602 00
Registered No. 283 05 728
Registered Tax No. CZ 283305728
Entered in the business register of the Brno Regional Court section C, entry 60039
Represented by Director (Gary Michael Vasey)
As the tenant on the second side (further only “the tenant”)

A.  Detailed breakdown of rent

Rented space	m2	rate CZK/m2/per year	Total CZK
Non-residential space(tearoom)	19.80	910	18,018
Total annual rent			18,018
VAT 19%			3,423
Total annual rent including VAT			21,441
Monthly rent			1,502
VAT 19%			285
Monthly rent including VAT			1,787

B.	Detailed breakdown of fixed payments for services

Rented space	m2	rate CZK/m2/per year	Total CZK
Non-residential space(tearoom)	19.80	1,030	20,394
Annual payment for services			20,394
VAT 9%( from base of 8,158CZK)			734
VAT 19% (from base of 12,236CZK)			2,325
Annual payment for services including VAT			23,453
Monthly payment for services			1,700
VAT 9%( from base of 680CZK)			61
VAT 19% (from base of 1,020CZK)			194
Total monthly payment for services including VAT			1.955

C.	Summary

Annual payment for rent and services	38,412
Monthly payment for rent and services	3,201
Annual payment for rent and services including VAT	44,894
Monthly payment for rent and services including VAT	3,742

Landlord:	Tenant:
Prague 8.12.2008	Brno 8.12.2008

/s/
Union of Czech and Moravian Consumer	/s/
Co-operatives	UtiliPoint, s.r.o.
Ing. Zdenek Juracka	Gary Michael Vasey
Chairman

/s/
Union of Czech and Moravian Consumer
Co-operatives
Ing. Vaclav Posik
Vice-Chairman

Union of Czech and Moravian Consumer
Co-operatives
U Rajske zahrady 3, 130 00 Prague 3

Rules of the Building
Location of building: 502/6 Frantiskanska Street, Brno

Owner of the building: Union of Czech and Moravian Consumer Co-operatives
U Rajske zahrady 3, Prague 3, tel. Mo-Fri 7:00am-3:30pm 224106124

Facility agent:	tel. Mo-Fri 7:00am-3:30pm

1.Entrance to the building and opening hours

Entrance to the building is only permitted through the main entrance from 502/6 Frantiskanska Street. The entrance is open on working days from 7:00am to 11:00pm fro users an visitors. After 11:00pm every user  is obliged to lock the main entrance.

2.Structural and other alterations

Alterations to the interior and all other alterations (structural, telephone connections, installation of faxes, ISDN, internet etc. are only permitted on the basis of a request by the user confirmed by the written agreement of the owner of the building. Request of this nature should be made in written form to the facility agent.

3. Maintenance and repairs

All space and equipment should be used in such a way as it doesn’t lead to its damage or disturbance in the building. The discovery of faults, which are the responsibility of the owners of the building should be reported without unnecessary delay to the facility agent.
The tenant is responsible for damage to the premises or equipment caused by his visitors in the course of his business activities.

4.	Office and other waste

The tenant will ensure the removal of all waste himself.
Waste from ashtrays should be disposed of separately from other waste in a non-inflammable container to prevent the risk of fire.

5.	Cleaning of communal and rented spaces.

Cleaning of toilets, stairways and communal areas including areas around the building is the responsibility of the owner of the building. The cleanliness and upkeep of the rented non-residential areas including storage areas is the responsibility of the tenant according to the rental contract.

6.	Fire and security precautions

Fire and emergency directions as well as a diagram showing the location of fire fighting equipment are located on each floor. All tenants are obliged to familiarize their staff with the location and contents of these instructions and agree not to place objects such as furniture in the communal areas (corridors, stairways, etc.) which would endanger the safe operation of the building. At the same time it is not allowed to store materials or other objects in the rented offices (flammable, explosive, etc.) which would endanger the safe operation of the building.
The tenant is responsible for the security of his office and spare keys must be deposited in a sealed envelope with the facility agent in case of emergencies. Furthermore it is forbidden to use heating equipment of any type in the offices. Only automatic electric kettles are permitted. In the interest of  the uninterrupted operation of the building it is important to follow the rule, that the installation of electrical equipment using over 2000 W is only allowed after consultation with the facility agent.

7.	Inspection of building use

At the request of the owner or facility agent the tenant must allow access to the subject of the rental for the  purposes of inspection or repair of equipment in the building (e.g. electrics, windows, floors, telephones, electrical sockets etc.)

8.	Tenants will be informed of any changes to the rules of the building in good time.

   9. The rules of the building were issued by: Union of Czech and Moravian Consumer Co-operatives, U Rajske zahrady 3, Prague 3 and are valid from 1st January 2009.

Landlord:	Tenant:
Prague 8.12.2008	Brno 8.12.2008

/s/	/s/
Union of Czech and Moravian Consumer	UtiliPoint, s.r.o.
Co-operatives	Gary Michael Vasey
Ing. Zdenek Juracka
Chairman

/s/
Union of Czech and Moravian Consumer
Co-operatives
Ing. Vaclav Posik
Vice-Chairman

Union of Czech and Moravian Consumer
Co-operatives
U Rajske zahrady 3, 130 00 Prague 3

Appendix no. 3

To contract no. 1704/1 concerning the rental of non-residential property dated 8.12.2008
                                                           Between

2.Union of Czech and Moravian Consumer Co-operatives

Registered Office: U Rajske zahrady 3/1912, Prague 3
Registered No: 00032743
Entered in the register of associations of legal entities of the City of Prague Municipal Authority under the registration no. 9/92
Represented by chairman Ing. Zdenek Juracek and vice-chairman Ing. Vaclav Posik
As the landlord on the first side( further only “the landlord”)

And

2.Utilipoint s.r.o.
Registered Office: Frantiskanska 502/6 Brno , 602 00
Registered No. 283 05 728
Registered Tax No. CZ 283305728
Entered in the business register of the Brno Regional Court section C, entry 60039
Represented by Director (Gary Michael Vasey)
As the tenant on the second side (further only “the tenant”)

Description of minor repairs  and general maintenance financed by tenant

1.	Repairs to individual parts of the floor space, repairs and replacement of floor and replacement of threshold and skirting boards.
2.	Repairs to individual parts of doors and windows and their components, their painting, change of locks, fittings, keys, blinds if they form parts of the subject of rental.

3.	Replacement of switches, sockets, fuses, bells, lighting, bulbs, strip lighting, neon lighting, electrical door security including electric locks if they form part of the subject of rental.

4.	Replacement of gas taps, excluding the mains supply tap.

5.	Repair of water taps and fittings, if they form part of the subject of the rental.

6.	Repair of heating and hot water meters if they form part of the subject of the rental

7.
Repair of waste water pipes, odour trap, steam extractors, extractor fan, taps, shower, water heater, bidet, wash basin and  waste water disposal, sink, toilet fittings, cooker, hot plates, infra heating equipment, fitted kitchen, fitted cupboards, if they form part of the subject of rental.

8.
Repairs, cleaning, maintenance and pressure testing of solid fuel, gas and electric stoves, local heating boilers using solid, liquid or gas fuels including closing and regulating taps and thermostat regulators for local heating and radiators, if they form part of the subject of rental and also the replacement of small components of these types of equipment.

9.	Decoration, including repairs to paint work, wallpaper, the cleaning of floors and floor coverings, wall coverings, indoor painting and the cleaning of blocked pipes up to the main waste outlet.

10.	Other maintenance and repairs not shown above which individually do not amount to more than 3,000CZK.

Landlord:	Tenant:
Prague 8.12.2008	Brno 8.12.2008

/s/	/s/
Union of Czech and Moravian Consumer	UtiliPoint, s.r.o.
Co-operatives	Gary Michael Vasey
Ing. Zdenek Juracka
Chairman